CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Post-Effective Amendment No. 59 to the Registration Statement of Franklin Asset Allocation Fund on Form N-1A (File No. 2-12647) of our report dated February 3, 1998 on our audit of the financial statements and financial highlights of Franklin Asset Allocation Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement.



                           /s/COOPERS & LYBRAND L.L.P.



San Francisco, California
February 19, 1998